EXHIBIT 99.1

SIGNATURE BANCSHARES, INC.

PROXY
(RETURN IN ENCLOSED ENVELOPE)
Solicited by the Board of Directors of Signature Bancshares, Inc. for the
Special Meeting of Shareholders
February 20, 2018

The undersigned holder of shares of common stock, $0.01 par value per share (“common stock”), of Signature Bancshares, Inc., a Minnesota corporation (“Signature”), acknowledges receipt of the Notice of Special Meeting of Shareholders of Signature and the accompanying proxy statement/prospectus dated _____________ and, revoking any proxy heretofore given, hereby constitutes and appoints Kenneth D. Brooks and Leif E. Syverson, or either of them, with full power of substitution, as attorney and proxy to appear and vote all of the shares of common stock of Signature registered in the name(s) of the undersigned and held by the undersigned of record as of ____________, 2018, at the Special Meeting of Shareholders of Signature to be held on February 20, 2018 at 5:30 p.m., local time, at Signature's executive office located at 9800 Bren Road East, Suite 200, Minnetonka, Minnesota 55343, and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Special Meeting of Shareholders and as more fully described in the proxy statement/prospectus, and to vote on all other matters which may be properly presented for action at the Special Meeting. All properly executed proxies will be voted as indicated.

1.
Approval and adoption of the Agreement and Plan of Merger dated as of November 13, 2017 by and between Heartland Financial USA, Inc. and Signature, as such agreement may be amended from time to time (the “Merger Agreement”), and the transactions contemplated by the Merger Agreement (the “Signature merger proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
Approval of one or more adjournments of the Signature Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Signature merger proposal (the “Signature adjournment proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SIGNATURE MERGER PROPOSAL AND “FOR” THE SIGNATURE ADJOURNMENT PROPOSAL (IF NECESSARY OR APPROPRIATE). THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO SIGNATURE, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE SIGNATURE MERGER PROPOSAL AND “FOR” THE SIGNATURE ADJOURNMENT PROPOSAL.

WITNESS my hand this _____ day of _______________ 2018.

(SIGNATURE)	(PRINTED NAME)

(SIGNATURE, IF HELD JOINTLY)	(PRINTED NAME)

(ADDRESS)

(No. of Shares of Common Stock)
Please date and sign exactly as your name(s) appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. All joint owners should sign. If a corporation, please sign in full corporate name by an authorized officer and affix the corporate seal. If a partnership, please sign in partnership name by authorized person.
WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE FOR RECEIPT NO LATER THAN ___________, 2018 BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

I/WE DO _____ DO NOT _____EXPECT TO ATTEND THIS MEETING

YOUR PROXY MAY BE WITHDRAWN OR REVOKED AT ANY TIME
PRIOR TO ITS EXERCISE AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.